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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Aames Financial Corporation 1999 Stock Option Plan of our report dated August 26, 1999, with respect to the consolidated financial statements of Aames Financial Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1999.

                                /s/ Ernst & Young LLP
                                --------------------------
                                Ernst & Young LLP


Los Angeles, California
September 14, 2000